UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

THQ INC.

(Exact name of registrant as specified in charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27001 Agoura Road, Suite 325
Calabasas Hills,
California		91301
(Address of principal executive offices)		(Zip Code)

(818) 871-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On October 13, 2004, the Microsoft Corporation Xbox Publisher License Agreement, was extended.  The parties extended the termination date of the Publisher License Agreement from November 15, 2004 to March 1, 2005.  All other terms of the Publisher License Agreement remain in full force and effect, without waiver or modification.

Section 9 – Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits.

(c)	Exhibits

	Exhibit Number	Description

	10.1	Term Extension to Xbox Publisher License Agreement, dated October 13, 2004, between THQ Inc. and Microsoft Licensing, GP.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but are not limited to (i) statements with respect to the Microsoft Corporation Xbox Publisher License Agreement; and (ii) other statements identified by words such as “anticipate”, “believe”, “expect”, “intend”, “estimate”, “may”, “could”, “project”, “potential”, “plan”, “forecast”, “future” or similar expressions. These forward-looking statements are subject to business and economic risk and reflect management’s current expectations, estimates and projections about our business and are inherently uncertain and difficult to predict. Our actual results could differ materially. The forward-looking statements contained herein speak only as of the date on which they were made, and we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward K. Zinser
Date: October 18, 2004		Edward K. Zinser, Chief Financial Officer and Executive Vice President

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Term Extensions to Xbox Publisher License Agreement, dated October 13, 2004, between THQ Inc. and Microsoft Licensing, GP.